UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2016

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

SIGNATURES

  Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2016, PDF Solutions, Inc. (the “Company”) received a notice from The NASDAQ Stock Market indicating that as result of the death of director P. Stephen Heinrichs on September 4, 2016 and the corresponding reduction from three to two in both the number of directors on the Audit and Corporate Governance Committee of the Company’s Board of Directors and the number of independent directors on the Company’s Board of Directors, the Company was no longer in compliance with NASDAQ Listing Rule 5605. NASDAQ advised the Company that, consistent with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company would be provided with a cure period in which to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or September 4, 2017; or
●	if the next annual stockholders’ meeting is held before March 3, 2017, then the Company must evidence compliance no later than March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Gregory C. Walker
Gregory C. Walker VP, Finance, and Chief Financial Officer (Principal Financial Officer)

Dated: September 13, 2016